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                                                                     EXHIBIT 4.4

                             MATERIAL CHANGE REPORT

   Section 85(1)(b) of the Securities Act (British Columbia) -- Form 53-901F
          Section 146(1)(b) of the Securities Act (Alberta) -- Form 27
        Section 84(1)(b) of the Securities Act (Saskatchewan) -- Form 25
            Section 75(2) of the Securities Act (Ontario) -- Form 27
          Section 81(2) of the Securities Act (Nova Scotia) -- Form 27
         Section 76(2) of the Securities Act (Newfoundland) -- Form 26

Note: Where this report is filed on a confidential basis put at the beginning of the report in block capitals "CONFIDENTIAL" together with the section of the Act.


1. REPORTING ISSUER (FULL NAME AND ADDRESS OF PRINCIPAL OFFICE IN CANADA):

      Neurochem Inc.
      7220 Frederick-Banting, Suite 100
      Montreal, Quebec
      H4S 2A1


2. DATE OF MATERIAL CHANGE:

      August 20, 2003


3. PRESS RELEASE:

      A press release was issued on August 20, 2003 from Montreal, Quebec (a copy of which is attached).


4. SUMMARY OF MATERIAL CHANGE:

      Neurochem Inc. announced that it has filed a short form preliminary prospectus with the Canadian securities regulators and a registration statement with the U.S. Securities and Exchange Commission in connection with an offering of its common shares.


5. FULL DESCRIPTION OF MATERIAL CHANGE:

      See attached press release.


6. CONFIDENTIALITY:

      This report is not being filed on a confidential basis.
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7. OMITTED INFORMATION:

     None.

8. SENIOR OFFICER:

     For further information, please contact Dr. Lise Hebert, Vice-President, Corporate Communications, at (514) 337-4646.

9. STATEMENT OF SENIOR OFFICER:

     The foregoing accurately discloses the material change referred to herein.

   DATED at Montreal, Quebec, on August 22, 2003.



                                      (signed) David Skinner
                                      ----------------------------------------
                                      David Skinner,
                                      Director of Legal Affairs,
                                      General Counsel and Corporate Secretary


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[LOGO NEUROCHEM]

                                            NEUROCHEM INC.
                                            1375 Trans-Canada Highway, suite 530
                                            Dorval (Quebec) H9P 2W8
--------------------------------------------------------------------------------


         NEUROCHEM INC. FILES PRELIMINARY PROSPECTUS WITH CANADIAN AND
              US SECURITIES AUTHORITIES FOR COMMON SHARE OFFERING


MONTREAL, CANADA, AUGUST 20, 2003 -- Neurochem Inc. (TSX: NRM) announced today that it has filed a short form preliminary prospectus with the Canadian securities regulators and a registration statement with the U.S. Securities and Exchange Commission in connection with an offering of its common shares. The offering will consist of the initial public offering of Neurochem's common shares in the United States and a new issue of common shares in Canada. The offering is expected to be made primarily in the United States.

UBS Securities LLC will be acting as the sole book running underwriter in this offering, and Banc of America Securities Canada Co., RBC Dominion Securities Inc., CIBC World Markets Inc., Loewen, Ondaatje, McCutcheon Limited and Orion Securities Inc. will be acting as co-managers. When available, copies of the preliminary prospectus may be obtained from UBS Securities LLC, 299 Park Avenue, New York, NY 10171 or 1010 Sherbrooke Street West, suite 2510, Montreal, Quebec, H3A 2R7.

Neurochem intends to use the net proceeds from the offering to fund clinical trials of its lead product candidates as well as to further complete pre-clinical and research and development programs. Neurochem also intends to use the proceeds for capital expenditures and the balance for working capital and general corporate purposes.

Neurochem is focused on the development and commercialization of innovative therapeutics for neurological disorders. The company's staged pipeline of proprietary and disease modifying products seeks to address unmet medical needs.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.


                                                                            ...2
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Certain statements contained in this news release, other than statements of fact that are independently verifiable at the date hereof, may constitute forward-looking statements. Such statements, based as they are on the current expectations of management, inherently involve numerous risks and uncertainties, known and unknown, many of which are beyond Neurochem's control. Such risks include but are not limited to: the impact of general economic conditions, general conditions in the pharmaceutical industry, changes in the regulatory environment in the jurisdictions in which Neurochem does business, stock market volatility, fluctuations in costs, and changes to the competitive environment due to consolidation as well as other risks included in public filings of Neurochem. Consequently, actual future results may differ materially from the anticipated results expressed in the forward-looking statements. The reader should not place undue reliance on the forward-looking statements included in this news release. These statements speak only as of the date made and Neurochem is under no obligation and disavows any intention to update or revise such statements as a result of any event, circumstances or otherwise.

FOR FURTHER INFORMATION, PLEASE CONTACT:

Lise Hebert, Ph.D.
Vice President, Corporate Communications lhebert@neurochem.com

Tel: (514) 337-4646
Fax: (514) 684-7972